                                                                    EXHIBIT 99.1

                      THE CIT GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN MILLIONS)

                                                               MARCH 31,    DECEMBER 31,
                                                                 2001           2000
                                                              -----------   ------------
                                                              (UNAUDITED)
ASSETS
Financing and leasing assets:
  Loans and leases:
    Commercial..............................................   $29,102.2      $29,304.0
    Consumer................................................     4,198.5        4,193.5
                                                               ---------      ---------
  Finance receivables.......................................    33,300.7       33,497.5
  Reserve for credit losses.................................      (462.0)        (468.5)
                                                               ---------      ---------
  Net finance receivables...................................    32,838.7       33,029.0
  Operating lease equipment, net............................     7,186.7        7,190.6
  Finance receivables held for sale.........................     2,624.8        2,698.4
Cash and cash equivalents...................................       740.0          812.1
Goodwill....................................................     1,942.1        1,964.6
Other assets................................................     3,053.1        2,995.1
                                                               ---------      ---------
Total assets................................................   $48,385.4      $48,689.8
                                                               =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
  Commercial paper..........................................   $ 9,662.9      $ 9,063.5
  Variable rate senior notes................................    10,798.3       11,130.5
  Fixed rate senior notes...................................    17,157.0       17,571.1
  Subordinated fixed rate notes.............................       100.0          200.0
                                                               ---------      ---------
Total debt..................................................    37,718.2       37,965.1
Credit balances of factoring clients........................     2,131.4        2,179.9
Accrued liabilities and payables............................     1,691.4        1,640.8
Deferred federal income taxes...............................       623.8          646.8
                                                               ---------      ---------
Total liabilities...........................................    42,164.8       42,432.6
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely debentures
  of the Company............................................       250.0          250.0
Stockholders' equity:
  Common stock..............................................         2.7            2.7
  Paid-in capital...........................................     3,535.9        3,527.2
  Retained earnings.........................................     2,736.9        2,603.3
  Treasury stock, at cost...................................      (133.1)        (137.7)
                                                               ---------      ---------
                                                                 6,142.4        5,995.5
  Accumulated other comprehensive (loss) income.............      (171.8)          11.7
                                                               ---------      ---------
Total stockholders' equity..................................     5,970.6        6,007.2
                                                               ---------      ---------
Total liabilities and stockholders' equity..................   $48,385.4      $48,689.8
                                                               =========      =========

     See accompanying notes to condensed consolidated financial statements.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                              FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                                   (UNAUDITED)
Finance income..............................................  $1,376.8    $1,228.8
Interest expense............................................     625.7       571.9
                                                              --------    --------
Net finance income..........................................     751.1       656.9
Depreciation on operating lease equipment...................     346.4       307.8
                                                              --------    --------
Net finance margin..........................................     404.7       349.1
Other revenue...............................................     211.6       238.2
                                                              --------    --------
Operating revenue...........................................     616.3       587.3
                                                              --------    --------

Salaries and general operating expenses.....................     263.5       268.2
Provision for credit losses.................................      68.3        61.6
Goodwill amortization.......................................      22.5        20.5
Minority interest in subsidiary trust holding solely
  debentures
  of the Company............................................       4.8         4.8
                                                              --------    --------
Operating expenses..........................................     359.1       355.1
                                                              --------    --------

Income before provision for income taxes....................     257.2       232.2
Provision for income taxes..................................      97.1        88.3
                                                              --------    --------
Net income..................................................  $  160.1    $  143.9
                                                              ========    ========

Basic net income per share..................................  $   0.61    $   0.55
Diluted net income per share................................  $   0.61    $   0.55

     See accompanying notes to condensed consolidated financial statements.

                      THE CIT GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                             (DOLLARS IN MILLIONS)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                  (UNAUDITED)
Balance, January 1..........................................  $6,007.2   $5,554.4
                                                              --------   --------
Net income..................................................     160.1      143.9
Foreign currency translation adjustments....................     (18.2)      (3.3)
Unrealized (loss) gain on equity and securitization
  investments, net..........................................      (0.1)       0.6
Cumulative effect of adopting new accounting principle......    (146.5)        --
Change in fair value of derivatives qualifying as cash flow
  hedges....................................................     (18.7)        --
                                                              --------   --------
Total comprehensive (loss) income...........................     (23.4)     141.2
Dividends declared..........................................     (26.4)     (26.6)
Treasury stock issued (purchased)...........................       4.6      (20.3)
Other.......................................................       8.6        2.9
                                                              --------   --------
Balance, March 31...........................................  $5,970.6   $5,651.6
                                                              ========   ========

     See accompanying notes to condensed consolidated financial statements.

                      THE CIT GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN MILLIONS)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATIONS
Net income..................................................  $   160.1   $   143.9
Adjustments to reconcile net income to net cash flows from
  operations:
  Provision for credit losses...............................       68.3        61.6
  Depreciation and amortization.............................      380.0       353.4
  Provision for deferred federal income taxes...............       79.6        47.7
  Gains on equipment, receivable and investment sales.......      (91.9)      (95.7)
  Decrease in accrued liabilities and payables..............     (335.1)     (126.8)
  Decrease in other assets..................................      104.0        32.7
  Other.....................................................       26.1         4.1
                                                              ---------   ---------
Net cash flows provided by operations.......................      391.1       420.9
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Loans extended..............................................  (12,356.8)  (11,658.2)
Collections on loans........................................   10,882.7     9,453.7
Proceeds from asset and receivable sales....................    1,901.2     1,168.5
Purchases of assets to be leased............................     (391.1)     (547.8)
Net increase in short-term factoring receivables............     (173.3)     (267.3)
Purchase of finance receivable portfolios...................         --      (706.0)
Other.......................................................       (9.7)       25.1
                                                              ---------   ---------
Net cash flows used for investing activities................     (147.0)   (2,532.0)
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of variable and fixed rate notes.................   (2,914.9)   (3,199.3)
Proceeds from the issuance of variable and fixed rate
  notes.....................................................    2,068.6     3,095.1
Net increase in commercial paper............................      599.4     1,644.1
Net repayments of non-recourse leveraged lease debt.........      (44.1)      (66.9)
Cash dividends paid.........................................      (26.4)      (26.6)
Treasury stock issued (purchased)...........................        4.6       (20.3)
                                                              ---------   ---------
Net cash flows (used for) provided by financing
  activities................................................     (312.8)    1,426.1
                                                              ---------   ---------
Effect of exchange rate changes on cash.....................       (3.4)        0.4
                                                              ---------   ---------
Net decrease in cash and cash equivalents...................      (72.1)     (684.6)
Cash and cash equivalents, beginning of period..............      812.1     1,073.4
                                                              ---------   ---------
Cash and cash equivalents, end of period....................  $   740.0   $   388.8
                                                              =========   =========
SUPPLEMENTAL DISCLOSURES
Interest paid...............................................  $   647.7   $   526.7
Federal, state and local and foreign income taxes paid......  $    14.7   $     4.2

     See accompanying notes to condensed consolidated financial statements.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    We believe all adjustments (all of which are normal recurring accruals) necessary for a fair statement of financial position and results of operations for these periods have been made. Results for interim periods are not necessarily indicative of results for a full year and are subject to year-end audit adjustments.

NOTE 2--EARNINGS PER SHARE

    The reconciliation of the numerator and denominator of basic earnings per share ("EPS") with that of diluted EPS is presented below.

                                                        FOR THE THREE MONTHS ENDED MARCH 31,
                                  ---------------------------------------------------------------------------------
                                                   2001                                      2000
                                  ---------------------------------------   ---------------------------------------
                                    INCOME         SHARES       PER SHARE     INCOME         SHARES       PER SHARE
                                  (NUMERATOR)   (DENOMINATOR)    AMOUNT     (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                  -----------   -------------   ---------   -----------   -------------   ---------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Basic EPS:
  Income available to common
    shareholders................     $160.1      260,628,793      $0.61        $143.9      262,931,435      $0.55
                                                                  =====                                     =====
Effect of dilutive securities:
  Restricted shares.............         --        1,517,105                       --          660,570
  Stock options.................         --        2,119,595                       --           28,097
                                     ------      -----------                   ------      -----------
Diluted EPS.....................     $160.1      264,265,493      $0.61        $143.9      263,620,102      $0.55
                                     ======      ===========      =====        ======      ===========      =====

NOTE 3--STOCKHOLDERS' EQUITY

    The following table summarizes the outstanding common stock, par value $.01 per share, with 1,210,000,000 shares authorized, and exchangeable shares at March 31, 2001 and December 31, 2000.

                                                           COMMON STOCK
                                              --------------------------------------
                                                               LESS                    EXCHANGEABLE
                                                ISSUED       TREASURY    OUTSTANDING      SHARES
                                              -----------   ----------   -----------   ------------
Balance at March 31, 2001...................  257,648,978   (6,513,427)  251,135,551    11,123,122
                                              ===========   ==========   ===========    ==========
Balance at December 31, 2000................  256,952,578   (6,692,519)  250,260,059    11,637,709
                                              ===========   ==========   ===========    ==========

    Exchangeable shares of CIT Exchangeco Inc., par value of $.01 per share, were issued in connection with the acquisition of Newcourt Credit Group Inc. The holders of Exchangeco shares have dividend, voting and other rights equivalent to those of CIT common stockholders. These shares may be exchanged at any time at the option of the holder on a one-for-one basis for CIT common stock, and in any event CIT may redeem these shares on a one-for-one basis on or before November 1, 2004.

NOTE 4--DERIVATIVE FINANCIAL INSTRUMENTS

    The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which became effective for CIT on January 1, 2001. SFAS No. 133 was amended by SFAS No. 137 and SFAS

                      THE CIT GROUP, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
No. 138. Under SFAS No. 133, as amended, all derivative instruments are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in stockholders' equity and contractual cash flows, along with the related impact of the hedged items, continue to be recognized in earnings. Any ineffective portion of a hedge is reported in earnings as it occurs.

    The ineffective portion of changes in fair values of hedge positions, reported in first quarter earnings, amounted to $1.4 million before income taxes, or $0.8 million after taxes, and was recorded as an increase to interest expense.

    On January 1, 2001, CIT recorded a $146.5 million cumulative effect adjustment to Accumulated Other Comprehensive Loss, a separate component of stockholders' equity, for derivatives qualifying as hedges of future cash flows to reflect the new accounting standard for derivatives. The components of the adjustment to Accumulated Other Comprehensive Loss at January 1, 2001 and balances outstanding at March 31, 2001 are presented in the following table.

                                                          MARCH 31,   JANUARY 1,
                                                            2001         2001
                                                          ---------   ----------
                                                          (DOLLARS IN MILLIONS)
Adjustment to fair value of derivatives.................   $266.5       $236.2
Income tax effects......................................    101.3         89.7
                                                           ------       ------
Total unrealized loss...................................   $165.2       $146.5
                                                           ======       ======

    The unrealized losses presented in the preceding table reflect our use of interest rate swaps to convert variable-rate debt to fixed rates, and the fact that interest rates have declined since such contracts were executed. Accumulated Other Comprehensive Loss at March 31, 2001 reflects a $27.2 million additional unrealized loss, net of tax, on derivative contracts since
December 31, 2000. In addition, during the first quarter of 2001, approximately $8.5 million, net of tax, was reflected in earnings for the interest differential on our interest rate swaps. Assuming no change in interest rates, we expect approximately $39.7 million, net of tax, of Accumulated Other Comprehensive Loss to be reclassified to earnings over the next twelve months. This amount will change as interest rates change in the future, nevertheless, prospective interest margin will continue to reflect interest costs at the contractual swap rates. The Accumulated Other Comprehensive Loss, (along with the corresponding swap liability) will be re-measured as market interest rates change over the remaining life of the swaps.

    CIT uses derivatives for hedging purposes only, and does not enter into derivative financial instruments for trading or speculative purposes. As part of managing the exposure to changes in market interest rates, CIT, as an end-user, enters into various interest rate swap transactions, all of which are transacted in over-the-counter markets, with other financial institutions acting as principal counterparties. To ensure both appropriate use as a hedge and hedge accounting treatment, all derivatives entered into are designated according to a hedge objective against a specified liability including senior notes and commercial paper. CIT's primary hedge objectives include the conversion of variable-rate liabilities to fixed-rates, and the conversion of fixed-rate liabilities to variable-rates. The notional amounts, rates, indices and maturities of CIT's derivatives are required to closely match the related terms of CIT's hedged liabilities.

                      THE CIT GROUP, INC. AND SUBSIDIARIES

NOTE 4--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

    The following table presents the notional principal amounts of interest rate swaps by class and the corresponding hedged liability position at March 31, 2001.

                                         NOTIONAL AMOUNT
INTEREST RATE SWAPS                        IN MILLIONS                       COMMENTS
---------------------------------------  ---------------   --------------------------------------------
Floating to fixed-rate swaps...........      $8,841.5      Effectively converts the interest rate on an
                                                           equivalent amount of commercial paper and
                                                           variable-rate senior notes to a fixed-rate.

Fixed to floating-rate swaps...........       1,044.8      Efectively converts the interest rate on an
                                                           equivalent amount of fixed-rate senior notes
                                                           to a variable-rate.
                                             --------

Total interest rate swaps..............      $9,886.3
                                             ========

    CIT also utilizes foreign exchange forward contracts and cross currency swaps to hedge its net investments in foreign operations. At March 31, 2001, CIT is party to cross-currency interest rate swaps with a notional principal amount of $1.0 billion. The swaps hedge foreign currency risk and have maturities ranging from 2001 to 2019. CIT also is party to foreign currency exchange contracts with notional amounts of $2.9 billion and maturities ranging from 2001 to 2004, to hedge foreign currency risk.

NOTE 5--BUSINESS SEGMENT INFORMATION

    The following table presents reportable segment information and the reconciliation of segment balances to the consolidated financial statement totals and the consolidated managed assets total at or for the quarters ended March 31, 2001 and 2000. Goodwill amortization is allocated to Corporate for purposes of the table. In 2001, we continued to transfer various assets among our business units to better align core competencies, gain scale, raise efficiency and improve profitability. During the first quarter of 2001, we transferred approximately $637.4 million of finance receivables, $658.1 million of operating lease equipment and $329.3 million of securitized assets from Equipment Financing to Vendor Technology Finance. In addition, $729.7 million of finance receivables, $112.7 million of operating lease equipment and $926.2 million of securitized assets were transferred from Equipment Financing to Specialty Finance and $315.6 million of finance receivables and $32.5 million of operating lease equipment from Vendor Technology Finance to Specialty Finance. Prior year segment balances have not been restated to conform to the current year asset transfers as it is impractical to do so. Also, during the quarter, the "Consumer" segment was renamed "Specialty Finance", which includes all of the consumer related receivables as well as certain small ticket commercial financing and leasing assets.

                            EQUIPMENT
                            FINANCING      VENDOR
                               AND       TECHNOLOGY   COMMERCIAL    STRUCTURED   SPECIALTY     TOTAL                 CONSOLIDATED
                             LEASING      FINANCE       FINANCE      FINANCE*     FINANCE    SEGMENTS    CORPORATE      TOTAL
                            ----------   ----------   -----------   ----------   ---------   ---------   ---------   ------------
                                                                    (DOLLARS IN MILLIONS)
MARCH 31, 2001
Operating revenue.........  $   218.8     $  149.5      $ 125.8      $   34.4    $   94.4    $  622.9     $ (6.6)     $   616.3
Net income................       80.0         43.2         43.2          10.7        14.2       191.3      (31.2)         160.1
Total managed assets......   22,026.8     11,857.3      7,995.3       2,871.3     9,242.7    53,993.4         --       53,993.4

                      THE CIT GROUP, INC. AND SUBSIDIARIES

NOTE 5--BUSINESS SEGMENT INFORMATION (CONTINUED)

                            EQUIPMENT
                            FINANCING      VENDOR
                               AND       TECHNOLOGY   COMMERCIAL    STRUCTURED   SPECIALTY     TOTAL                  CONSOLIDATED
                             LEASING      FINANCE       FINANCE      FINANCE*     FINANCE    SEGMENTS    CORPORATE*      TOTAL
                            ----------   ----------   -----------   ----------   ---------   ---------   ----------   ------------
                                                                    (DOLLARS IN MILLIONS)
MARCH 31, 2000
Operating revenue.........  $   165.8     $  188.9      $ 117.0      $   67.9    $   57.5    $  597.1      $ (9.8)     $   587.3
Net income................       64.4         28.2         35.8          38.0        13.8       180.2       (36.3)         143.9
Total managed assets......   19,892.0     16,067.8      7,585.8       2,203.9     7,400.0    53,149.5          --       53,149.5

------------------------------

* The March 31, 2000 balances are conformed to include Equity Investments, which had been included with Corporate.

NOTE 6--1999 RESTRUCTURING CHARGE

   The following table summarizes the activity in the restructuring liability, which resulted from the Newcourt acquisition.

                                                    SEVERANCE AND
                                                        OTHER        LEASEHOLD    TRANSACTION
                                                     TERMINATION    TERMINATION    AND OTHER
                                                        COSTS          COSTS         COSTS       TOTAL
                                                    -------------   -----------   -----------   --------
                                                                   (DOLLARS IN MILLIONS)
Balance at November 15, 1999......................      $102.1         $24.5         $72.6       $199.2
  Cash payments...................................       (48.1)           --         (38.0)       (86.1)
  Transaction fees paid in CIT stock..............          --            --         (14.3)       (14.3)
  Non-cash adjustments............................          --            --          (2.5)        (2.5)
                                                        ------         -----         -----       ------
Balance at December 31, 1999......................        54.0          24.5          17.8         96.3
  Cash payments...................................       (60.7)        (10.2)         (8.1)       (79.0)
  Additions.......................................         6.7            --            --          6.7
  Non-cash reductions.............................          --          (2.4)         (6.2)        (8.6)
                                                        ------         -----         -----       ------
Balance at December 31, 2000......................          --          11.9           3.5         15.4
  Cash payments...................................          --          (3.5)         (1.5)        (5.0)
                                                        ------         -----         -----       ------
Balance at March 31, 2001.........................      $   --         $ 8.4         $ 2.0       $ 10.4
                                                        ======         =====         =====       ======

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES

    The following table shows summarized consolidated financial information for CIT Holdings LLC and its wholly owned subsidiary, Capita Corporation. CIT has guaranteed on a full and unconditional basis the existing registered debt securities and certain other indebtedness of these subsidiaries. Therefore, CIT has not presented related financial statements or other information for these subsidiaries on a stand-alone basis.

                      THE CIT GROUP, INC. AND SUBSIDIARIES

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (CONTINUED)
    The following summarized consolidated financial information reflects results as of and for the quarter ended March 31, 2001 and also the transfer of various subsidiaries to other CIT entities.

                                                                  THREE MONTHS ENDED
                                                                    MARCH 31, 2001
                                                              --------------------------
                                                              CIT HOLDINGS     CAPITA
                                                                  LLC        CORPORATION
                                                              ------------   -----------
                                                                (DOLLARS IN MILLIONS)
Operating revenue...........................................    $  164.3       $  107.3
Operating expenses..........................................       106.5           73.8
                                                                --------       --------
Income before provision for income taxes....................    $   57.8       $   33.5
                                                                --------       --------
Net income..................................................    $   32.5       $   19.5
                                                                --------       --------

                                                                  AT MARCH 31, 2001
                                                              --------------------------

ASSETS
Cash and cash equivalents...................................    $  200.6       $  145.1
Financing and leasing assets................................     6,676.8        4,922.3
Receivables from affiliates and other assets................       853.5          190.0
                                                                --------       --------
Total assets................................................    $7,730.9       $5,257.4
                                                                ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Debt......................................................    $4,108.0       $3,641.1
  Other.....................................................       336.9          232.7
                                                                --------       --------
Total liabilities...........................................     4,444.9        3,873.8
Total shareholders' equity..................................     3,286.0        1,383.6
                                                                --------       --------
Total liabilities and shareholders' equity..................    $7,730.9       $5,257.4
                                                                ========       ========

NOTE 8--RECENT ACCOUNTING PRONOUNCEMENTS

    During September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125." SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. We do not expect the adoption of this standard to affect the accounting for, or the structure of, our securitization transactions.

    In November 2000, the Emerging Issues Task Force of the FASB reached a consensus on impairment accounting for retained beneficial interests ("EITF 99-20"). Under this consensus, impairment on certain beneficial interests in securitized assets must be recognized when the asset's fair value is below its carrying value, and it is probable that there has been an adverse change in estimated cash flows. Previously, impairment on such assets was recognized when the asset's carrying value exceeded estimated cash flows discounted at a risk free rate of return. There was no impact on earnings of adopting EITF 99-20 on January 1, 2001.

                      THE CIT GROUP, INC. AND SUBSIDIARIES

NOTE 9--PENDING MERGER

    On March 13, 2001, Tyco International Ltd. (NYSE: TYC), a diversified manufacturing and service company, and CIT announced a definitive agreement whereby Tyco will acquire CIT. As part of this transaction, Tyco has entered into a purchase agreement with The Dai-Ichi Kangyo Bank, Limited for their approximate 27% interest, or 71 million shares, at a price of $35.02, in cash, per CIT share. The remaining shareholders will receive 0.6907 Tyco shares for each share of CIT in a tax-free, stock-for-stock exchange. The transaction was valued at $35.02 per share to CIT shareholders, or approximately $9.2 billion, based on Tyco's March 12, 2001 closing stock price, and is subject to approval from various regulatory agencies and CIT's shareholders. A special meeting of CIT shareholders is scheduled for May 23, 2001 to vote on the adoption of the merger agreement. The expected date of closing is June 1, 2001. Thereafter, CIT will continue to file with the Securities and Exchange Commission as a separate registrant with respect to its public debt.